ORIGINAL

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                           BOOTH CREEK SKI GROUP, INC.

                               SECURITIES PURCHASE
                             AND AMENDMENT AGREEMENT


                           Relating to the Issuance of

                     $9,796,014 Notes due November 27, 2008
                      414.5 Shares of Class A Common Stock
               1,361.8 Shares of Class B Common Stock Warrants for
          783.7 Shares of Class B Common Stock (subject to adjustment)

                   and to Certain Amendments to Those Certain
   Amended and Restated Securities Purchase Agreements dated February 26, 1998 and to Certain Waivers and Consents
                    under Certain of the Operative Documents

                                September 14, 1998

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                                       TABLE OF CONTENTS

                                                                          Page

1.      Authorization of New Securities; etc................................1

2.      Sale and Purchase of New Securities.................................2

3.      Closing.............................................................2

4.      Conditions to Closing...............................................3

        4.1.   Representations and Warranties Correct.......................3
        4.2.   Performance; No Default......................................3
        4.3.   Amendment to Stockholders Agreement..........................3
        4.4.   Compliance Certificate.......................................3
        4.5.   Opinion of Counsel for the Company...........................3
        4.6.   Certain Additional Documents to be Delivered at or Prior to
               the Closing..................................................4
        4.7.   Payment of Transactions Costs................................4
        4.8.   Proceedings and Documents....................................4

5.      Representations and Warranties......................................4

        5.1.   Organization, Standing, etc. of the Company..................4
        5.2.   Names; Jurisdictions of Incorporation; Subsidiaries, etc.....4
        5.3.   Qualification................................................5
        5.4.   Business, etc................................................5
        5.5.   Shares; Stockholders.........................................5
        5.6.   Financial Statements.........................................7
        5.7.   Changes; Solvency, etc.......................................7
        5.8.   Tax Returns and Payments.....................................7
        5.9.   Funded Debt, Current Debt, Liens, Investments,
                  Transactions with Affiliates, Leases and Derivative
                  Transactions..............................................8
        5.10.  Title to Properties; Liens; Leases...........................9
        5.11.  Litigation, etc..............................................9
        5.12.  Valid and Binding Obligations; Compliance with Other
                Instruments, Borrowing Restrictions, etc....................9
        5.13.  ERISA.......................................................11
        5.14.  Consents, etc...............................................12
        5.15.  Proprietary Rights; Licenses................................12
        5.16.  Offer of Securities; Investment Bankers.....................12
        5.17.  Government Regulation.......................................13
        5.18.  Labor Relations.............................................13
        5.19.  Disclosure..................................................13

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6.      Use of Proceeds...................................................13

7.      Covenants of the Company..........................................14

8.      Certain Defined Terms.............................................14

9.      Waiver and Consent of Institutional Investors.....................14

10.     Ratification of Operative Documents...............................14

11.     Further Assurances................................................15

12.     Expenses; Indemnity...............................................15

13.     Communications; Amendments........................................15

14.     Survival of Agreements, Representations and Warranties, etc.......15

15.     Successors and Assigns; Rights of Other Holders...................16

16.     Purchase for Investment...........................................16

17.     Governing Law.....................................................16

18.     Miscellaneous.....................................................16

Schedule I            Schedule of Purchasers

Exhibit I (a)         Form of New Note
Exhibit l(b)(i        Form of Certificate for Class A Common Stock
Exhibit l(b)(ii)      Form of Certificate for Class B Common stock
Exhibit l(d)          Form of New Warrant
Exhibit 3             Wire Instructions
Exhibit 4.5           Opinion of Winston & Strawn
Exhibit 5.2           Names; Jurisdictions of Incorporation; Subsidiaries, etc.
Exhibit 5.5(a)        Shares; Stockholders
Exhibit 5.5(b)        Other Securities; Commitments; Preemptive and
                      Registration Rights
Exhibit 5.9           Funded Debt, Current Debt, Liens, Investments,
                      Transactions with Affiliates and Leases
Exhibit 5.11          Litigation, etc.
Exhibit 6(a)          Use of Proceeds



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                           BOOTH CREEK SKI GROUP, INC.
                            1000 South Frontage Road
                              Vail, Colorado 81657


                                                             September 14, 1998



To each of the purchasers named on Schedule I attached hereto (the "Purchasers") and to each of the holders (the "Holders") (collectively the Purchasers and the Holders are referred to herein as the "Investors") of the Securities issued pursuant to (and as defined in) the Existing Securities Purchase Agreements (as hereinafter defined)

Ladies and Gentlemen:

        BOOTH CREEK SKI GROUP, INC., a Delaware corporation (the "Company"), agrees with you as follows.

                                   Background

        A. Reference is made to those certain Amended and Restated Securities Purchase Agreements dated February 26, 1998 (the "Existing Securities Purchase Agreements") by and between the Company and each of John Hancock and CIBC Fund. Capitalized terms used herein without definition have the meanings ascribed to them in the Existing Securities Purchase Agreements.

        B. The purpose of this Agreement is to provide for the issue and sale of certain additional Securities described below and to amend, modify and supplement the Existing Securities Purchase Agreements and the other Operative Documents in connection therewith, all as further provided herein.

1.      Authorization of New Securities: etc.   The Company has authorized the
        -------------------------------------
        issue and sale of:

               (a) its Notes due November 27, 2008 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "New Notes") in the aggregate principal amount of $9,796,014. The New Notes are to be substantially in the form of Exhibit 1 (a) attached
        hereto;                                         -------------

               (b) 1,361.8 shares of its Class B Common Stock (herein, such 1,361.8 shares, together with any Shares issued in exchange therefor or replacement thereof, called the "New Purchased Class B Common Shares"). The certificates for the Class A Common Stock and Class B Common Stock are to be substantially in the forms of Exhibit l(b)(i) and l(b)(ii)
        attached hereto;                          ------------------------------



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               (c) 414.5  shares of Class A Common  Stock  (herein,  such  414.5 shares, together with any Shares issued and in exchange therefor or replacement thereof, called the "New Purchased Class A Common Shares", and together with the New Purchased Class B Common Shares, the "New Purchased Common Shares"); and

               (d) its warrants evidencing rights to purchase 783.7 shares of Class B Common Stock (subject to adjustment) (herein, together with any warrants issued in exchange therefor or replacement thereof, collectively called the "New Warrants"). The New Warrants are to be substantially in the form of Exhibit I (d) attached hereto. The New Notes, the New Purchased Common Shares and the New Warrants are herein called the "New Securities."

2. Sale and Purchase of New Securities. The Company will issue and sell to each of the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein and in the other Operative Documents, each of the Purchasers will purchase from the Company, at the Closing, as specified in section 3, such New Securities as are specified on that portion of Schedule I attached hereto as is applicable to such Purchaser. The aggregate purchase price of the New Notes and New Warrants shall be $9,796,014 which shall be allocated (a) $9,293,698.62 to the New Notes and (b) $502,315.38 to the New Warrants. The aggregate purchase price of the New Purchased Common Shares shall be $5,203,986 (or approximately $2,929.68 per share). The Company and each of the Investors agree that the values ascribed to the New Securities (which values shall be used by the Company and the Investors, as well as any subsequent holder of any of the Securities, for all purposes, including the preparation of tax returns) shall be determined in accordance with the foregoing.

3.      Closing.

               (a) The closing of the sale and purchase of the New Securities hereunder (the "Closing") shall take place at the office of Messrs. Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on September 14, 1998 (or on such other date, not later than September 14, 1998, to which the Purchasers may agree) (the "Closing Date") not later than 11:00 A.M. Boston time.

               (b) At the Closing, the Company will deliver to the Purchasers the New Securities against payment of the purchase price thereof to (or for the benefit of) the Company in immediately available funds in accordance with the instructions set forth on Exhibit 3 attached hereto. Delivery of the New Securities shall be made in the form of one or more New Notes, certificates for New Purchased Common Shares and New Warrants in such denominations and registered in such names as are specified on
        Schedule I attached hereto and in each case dated and, in the case of each New Note, bearing interest from, the Closing Date.

               (c) If at the Closing the Company shall fail to tender the New Securities to be delivered thereat as provided herein, or if at the Closing any of the conditions specified in section 4 shall not have been fulfilled to the satisfaction of each of the Investors, each



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        Investor shall, at its election,  be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

4. Conditions to Closing. Each Purchaser's obligation to purchase and pay for the New Securities to be purchased by it hereunder at the Closing, and the effectiveness of the amendments to the Existing Securities Purchase Agreements and the other Operative Documents pursuant hereto, are subject to the fulfillment to the satisfaction of each of the Investors, prior to or at the Closing, of the following conditions:

        4.1. Representations and Warranties Correct. The representations and warranties made by the Company herein and in the other Operative Documents shall have been correct when made and shall be correct at and as of the time of the Closing (both before and after giving effect to the transactions consummated at the Closing).

        4.2. Performance: No Default. The Company shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing, no Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

        4.3. Amendment to Stockholders Agreement. CIBC Fund shall have executed and delivered the Amendment Agreement dated as of February 26, 1998 by which the Stockholders Agreement was amended.

        4.4. Compliance Certificate. At the Closing, the Investors shall have received an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled.

        4.5. Opinion of Counsel for the Company. At the Closing, the Investors shall have received an opinion, dated the Closing Date, from Messrs. Winston & Strawn, counsel for the Company, substantially in the form of Exhibit 4.5 attached hereto.

        4.6. Certain Additional Documents to be Delivered at or Prior to the Closing. The Investors shall have received a letter from George N. Gillett, Jr. concerning the offering of the Securities.

        4.7. Payment of Transactions Costs. Without limiting the generality of the provisions of section 21 of the Existing Securities Purchase Agreements, the Company shall have paid in immediately available funds all fees, expenses and disbursements incurred by the Investors at or prior to the time of the Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of their special counsel.

        4.8. Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory



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in  substance  and form to the  Investors  and their  special  counsel,  and the
Investors and their special counsel shall have received all such counterpart originals or copies of such agreements, documents and instruments as they may reasonably request.

5. Representations and Warranties. The Company represents and warrants that as of the date hereof and as of the Closing Date (both before and after giving effect to the transactions Documents (or any of them) shall include this Agreement, the New Securities and/or the other agreements, documents and instruments, as applicable, executed (or to be executed) in connection herewith):

        5.1. Organization. Standing, etc. of the Company. The Company and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted as described in the Disclosure Documents referred to in section 5.4, to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents. No approval of the stockholders or members of the Company or any of its Subsidiaries or any class thereof is required in connection therewith which has not previously been obtained.

        5.2. Names: Jurisdictions of Incorporation:  Subsidiaries,  etc. Exhibit
5.2 attached hereto correctly specifies as to the Company and each of its Subsidiaries (a) its legal name, (b) the jurisdiction of its incorporation or organization, (c) each jurisdiction (other than its jurisdiction of incorporation or organization) in which it is qualified to do business and (d) each jurisdiction in which any of its material properties are (or are to be) located. The Company does not have any Subsidiary that is not named on Exhibit
5.2 attached hereto.

        5.3. Qualification. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

        5.4. Business, etc. The Company and its Subsidiaries are engaged in the business of owning and operating ski resorts and related activities (the "Business"), as further described in the Disclosure Documents.

        5.5.   Shares: Stockholders.

               (a) Exhibit 5.5(a) attached hereto correctly and fully specifies as to the Company and each of its Subsidiaries (after giving effect to the transactions consummated at the Closing) (i) its authorized and outstanding Shares and (ii) the name of each record and beneficial owner of such Shares (and, with respect to each holder of


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        Shares of the Company,  clearly  indicates if such Person is a member of the Gillett Family), together with the number (and class, if any) of such Shares held by each such Person. All of the outstanding Shares of the Company and each of its Subsidiaries are, and all Underlying Securities issued upon exercise of the Warrants in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and non-assessable and, except as provided in the Stockholders Agreement, not subject to any preemptive right, right of first refusal or similar right on the part of any other Person, and all of such Shares have been (or will have been) offered, issued and sold in accordance with all applicable laws. Except as set forth on Exhibit 5.5(a) attached hereto, the owners of the Shares indicated on Exhibit 5.5(a) attached hereto own the Shares indicated on such exhibit free of any Lien, proxy, voting agreement, voting trust, stockholders agreement or similar agreement or restriction (other than as provided in the Stockholders Agreement). Except as provided by the Stockholders Agreement and except as set forth on Exhibit 5.5(a) attached hereto, neither the Organizational Documents nor any other agreement, document or instrument binding on or applicable to the Company or any of its Subsidiaries or any of its stockholders contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by its board of directors or stockholders than that which would apply in the absence of such provision. Except for the Stockholders Agreement, The Gillett Family Partnership has the right (by virtue of its ownership of the Shares of the Company as shown on Exhibit 5.5(a) attached hereto) to elect or designate for election all of the members of the board of directors of the Company (and thereby to direct or cause the direction of the management and policies of the Company and each of its Subsidiaries), and, except for the Stockholders Agreement and except as set forth on
        Exhibit 5.5(a) attached hereto. The Gillett Family Partnership is not subject to any agreement or any legal or contractual restriction that affects its right to vote such Shares or to exercise any other incident of ownership of such Shares. The only partners and beneficial owners of Shares of The Gillett Family Partnership are (and at all times shall be) George N. Gillett, Jr. and other members of his Family.

               (b) Except as provided in section 11 of the  Existing  Securities
        Purchase Agreements, except for the Warrants (including the New Warrants) and the Management Options and except as set forth on Exhibit
        5.5 (b) attached hereto (after giving effect to the consummation of the transactions consummated at the Closing), (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company or any of its Subsidiaries of any of its Shares or any securities convertible into or exercisable or exchangeable for such Shares; (ii) there are no agreements on the part of the Company or any of its Subsidiaries to issue, sell or distribute any of its Shares, other securities or assets; (iii) neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to any rights with respect to the registration of any Shares of the Company or any of its Subsidiaries under the Securities Act (or the securities laws of any other jurisdiction).

               (c) The aggregate number of shares of Class B Common Stock issuable upon exercise in full of the Warrants (including the New Warrants) is 4,260.7, which, if such


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        shares were issued immediately  following the Closing,  would constitute
        29.56% of the Common Stock calculated on a fully-diluted  basis assuming
        (x) the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for shares of Common Stock of the Company, including, without limitation, the Warrants then outstanding and (y) the issuance of 400 shares of Class A Common Stock upon the exercise of the Management Options. The Company has reserved 4,260.7 shares of Class B Common Stock solely for issuance upon exercise of the Warrants and 4,260.7 shares of Class A Common Stock solely for issuance upon conversion of the shares of Class B Common Stock issued upon exercise of the Warrants. Each share of each class of Common Stock is and shall at all times be convertible into one share of duly authorized, validly issued, fully paid and non-assessable Common Stock of the other class.

               (d) The aggregate number of the Purchased Common Shares (including the New Purchased Class B Common Shares (but excluding the New Purchased Class A Common Shares) and the 378 shares of Class B Common Stock issued to John Hancock upon the conversion of the
        Convertible John Hancock Notes) is 5,170.8 which will constitute (i) approximately 53.03% of the outstanding Common Stock and (ii) approximately 35.88% of the Common Stock calculated on a fully-diluted basis (as aforesaid in section 5.5(c)). The Company has reserved 5,170.8 shares of Class A Common Stock solely for issuance upon conversion of the Purchased Common Shares (exclusive of the New Purchased Class A Common Shares).

               (e) Since February 26, 1998, no event or transaction has occurred which, under the terms of the Warrants, requires any adjustment to the Exercise Price or to the number or kind of securities or other property deliverable upon exercise of the Warrants.

        5.6.   Financial Statements.  You have been furnished with:

               (a) the financial statements required to be delivered pursuant to the Existing Securities Purchase Agreements, which financial statements (subject, in the case of any unaudited financial statements, to the absence of footnote disclosure and normal year-end and audit adjustments) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial position and the results of operations and cash flows of the Person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated in conformity with GAAP (subject, in the case of any unaudited financial statements, to the absence of footnote disclosure and normal year-end and audit adjustments); and

               (b) the projections referred to on Exhibit 5.6(b) attached to the Existing Securities Purchase Agreements, which projections were prepared in good faith, are based upon assumptions that the Company believes are reasonable and take into account all material information regarding the matters set forth therein. Such projections represent a reasonable estimate by the Company of the future financial performance of the Company and its Subsidiaries. The Company does not presently anticipate any material deviation from such projections and the Company reasonably believes that the results of operations reflected therein are attainable, provided that the Company does not represent that the projected results of operations will be achieved.

        5.7. Changes: Solvency, etc. Since February 26, 1998: (a) there has been no change in the assets, liabilities or financial condition of the Company or any of its Subsidiaries, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse; and (b) no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Company and its Subsidiaries are Solvent.

        5.8. Tax Returns and Payments. The Company and its Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges levied upon their respective properties, assets, income, receipts, franchises or sales, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in section 14.2(a) of the Existing Securities Purchase Agreements. The income tax liability of the Company and its Subsidiaries (other than the Bear Mountain Subsidiary, the Northstar Subsidiary and the Sierra Subsidiary) is not currently being audited. The Company and its Subsidiaries (other than the Bear Mountain Subsidiary, the Northstar Subsidiary and the Sierra Subsidiary) have not executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements of the Company and its Subsidiaries in respect of taxes for all fiscal periods are adequate in the opinion of the Company, and the Company knows of no unpaid assessments for additional taxes for any fiscal period or of any basis therefor. The Company and its Subsidiaries are indemnified under the Loon Mountain Acquisition Agreement by the Merger Consideration Recipients (as such term is defined in the Loon Mountain Acquisition Agreement) for certain liabilities in respect of taxes (and all related penalties and other amounts) of the Loon Mountain Subsidiary.

        5.9. Funded Debt, Current Debt, Liens, Investments, Transactions with Affiliates, Leases and Derivative Transactions. Exhibit 5.9 attached hereto correctly describes as to the Company and each of its Subsidiaries (after giving effect to the transactions consummated at the Closing):

               (a) all of its Funded Debt and/or Current Debt to be outstanding immediately following the Closing (other than that evidenced by the Notes);

               (b) all Liens to which any of its properties and assets will be subject immediately following the Closing (other than those arising under the Pledge Agreement and those of the character described in section 14.9(c) of the Existing Securities Purchase Agreements);

               (c) all of its Investments (and all agreements and commitments to make Investments) to be owned or held (or in effect) immediately following the Closing (other than Investments of the character described in clauses (a), (b), (c), (e), (f), (g), (i), (j) and(k) of the definition of Restricted Investments contained in the Existing Securities Purchase Agreements);

               (d) all transactions with Affiliates of the Company and its Subsidiaries which were consummated during the 12-month period ended on the date hereof or which it is now obligated or now intends to consummate at any time in the future (including, without limitation, all transactions involving consulting or management services provided (or to be provided) to the Company or any of its Subsidiaries by any of their respective Affiliates, other than the Gillett Management Agreement); and

               (e) each lease, other than Capital Leases, under which it is lessee or sublessee and is or shall be obligated to pay $50,000 or more during any period of twelve consecutive months after the date hereof, and, with respect to each such lease, the name of the lessor, the lessee or sublessee, a general description of the property leased, the annual Rental Obligations payable thereunder and the term thereof.

        The Company is not a party to any Derivative Transaction.

        5.10.  Title  to  Properties:   Liens;   Leases.  The  Company  and  its
Subsidiaries have good and marketable title to all of their respective properties and assets, free of all Liens (other than the Liens permitted under section 14.9 of the Existing Securities Purchase Agreements), including, without limitation, the properties and assets reflected in the financial statements delivered pursuant to the Existing Securities Purchase Agreements, except for the properties and assets disposed of in the ordinary course of business. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all material leases under which they operate, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any unusual or burdensome provision, which, in either case, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

        5.11. Litigation, etc. There is no action, proceeding or investigation pending or, to the best knowledge of the Company, threatened (or any basis therefor known to the Company), including, without limitation, those referred to on Exhibit 5.11 attached to the Existing Securities Purchase Agreements and
Exhibit 5.11 attached hereto, which questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order, including, without limitation, those referred to on Exhibit 5.11 attached to the Existing Securities Purchase Agreements and Exhibit 5.11 attached hereto, which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Exhibit 5.11 attached to the Existing Securities Purchase Agreements and
Exhibit 5.11 attached hereto set forth a complete list of all material pending and, to the best knowledge of the Company, threatened actions, proceedings and investigations and all outstanding judgments, decrees and orders against or affecting the Company and/or any of its Subsidiaries.

        5.12. Valid and Binding Obligations; Compliance with Other Instruments, Borrowing Restrictions, etc.

               (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies). Each of the other
        Operative Documents to which the Company is a party has been duly authorized by the Company and, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies).

               (b) Neither the Company nor any of its Subsidiaries is in violation of or in default under any term of its Organizational Documents, or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Without limiting the generality of the foregoing, the Company and each of its Subsidiaries is in compliance with (and neither it nor any of its predecessors in interest has received any notice to the contrary) and there is no reasonable possibility of any liability of or any judgment, decree or order binding upon or applicable to the Company and/or any of its Subsidiaries or any of their respective properties and assets under or on account of any Environmental Laws, except where the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change.

               (c) The execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of or the repurchase or redemption of any securities issued by the Company or any of its Subsidiaries or to terminate any lease or agreement of the Company or any of its Subsidiaries pursuant to, or result in the creation of any Lien (other than the Liens created by the Permitted Debt Documents and by the Security Documents) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any term of its Organizational Documents or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to any of them or any of their respective properties and assets.

               (d) Neither the Company nor any of its Subsidiaries is a party to or bound by or subject to any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (other than the Operative Documents, the Permitted Debt Documents and laws, statutes, rules or regulations affecting creditors or businesses generally(i) which restricts its right or ability to incur Indebtedness, to issue securities or to consummate the transactions contemplated hereby; (ii) under the terms of or pursuant to which its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents is in any way restricted; (iii) which contains Restricted Payment Provisions or which restricts its right or ability to make any distributions to its stockholders or in respect of any of its Shares, to mortgage or dispose of its properties, to consummate any merger, consolidation or acquisition, to make Investments or Capital Expenditures, to enter into and perform leases, to pay executive compensation and/or to conduct its business as now conducted and now proposed to be conducted; or (iv) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

        5.13.  ERISA.

               (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate result in a Material Adverse Change.

               (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

               (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could result in a Material Adverse Change. The Company and the ERISA Affiliates have made all required contributions to Multiemployer Plans. Neither the Company nor any ERISA Affiliate has incurred, nor would reasonably expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan that individually or in the aggregate could result in a Material Adverse Change. To the best of the Company's knowledge, no Multiemployer Plan is, or is reasonably expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA.

               (d) Neither the Company nor any of its Subsidiaries has any expected post retirement benefit obligation (determined in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code).

               (e) The consummation of the transactions contemplated by the Operative Documents will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(l)(A)-(D) of the Code. The representation by the Company in the first sentence of this section 5.l3(e) is made in reliance upon and subject to the accuracy of the representations made by each of the Purchasers in section 16 as to the sources of the funds used to pay the purchase price of the Securities to be purchased by each of them.

        5.14. Consents, etc. No consent, approval or authorization of, or declaration or filing with, or other action by, any Person (including, without limitation, any creditor of or lender to the Company or any of its Subsidiaries and any governmental authority) is required as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by this Agreement and the other Operative Documents.

        5.15.  Proprietary  Rights:  Licenses.  The Company and its
Subsidiaries have all Proprietary Rights and Licenses as are adequate for the conduct of their respective businesses (including, without limitation, in connection with the Acquired Businesses) as now conducted and now proposed to be conducted, without any known conflict with the rights of others. Each such Proprietary Right and License is in full force and effect, all material obligations with respect thereto have been fulfilled and performed by the Company or the applicable Subsidiary and there is no known infringement thereon by any other Person that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. No default in the performance or observance by the Company and/or any of its Subsidiaries (or any of their respective predecessors in interest) of its obligations thereunder has occurred which permits, or after notice of lapse of time or both would permit, the revocation or termination of any material Proprietary Right or License or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Exhibit 5.15 attached to the Existing Securities Purchase Agreements contains a complete and accurate list of all material Proprietary Rights and material Licenses owned or held by the Company and its Subsidiaries.

        5.16. Offer of Securities: Investment Bankers. Neither the Company nor any of its Subsidiaries nor any Person acting on their behalf (a) has directly or indirectly offered the Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than the Purchasers, (b) has taken or will take any action which would bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws, (c) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities, or (d) is under any obligation to pay any broker's fee, finder's fee or commission in connection with such sale. There are no closing fees or similar amounts payable to George N. Gillett, Jr. or any of his Affiliates in connection with the transactions contemplated hereby.

        5.17. Government Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

        5.18. Labor Relations. No dispute involving employees of the Company or any of its Subsidiaries or the relationship of the Company or any of its Subsidiaries with any of its employees has resulted in, or could reasonably be expected to result in, any Material Adverse Change.

        5.19. Disclosure. Neither this Agreement nor any of the other Operative Documents nor any other document, certificate or written statement furnished to you by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by the Operative Documents (including, without limitation, the Disclosure Documents), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that, except as set forth in section 5.6, no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to the Company (other than information concerning general economic conditions known to the public generally) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the other Operative Documents and the other documents, certificates and written statements referred to above in this section 5.19.

6.      Use of Proceeds.

               (a) The proceeds of the sale of the New Securities will be used on the Closing Date to make the payments to the Persons and for the purposes specified on Exhibit 6(a) attached hereto, and any remaining balance of such proceeds will be used for general corporate purposes of the Company and its Subsidiaries in accordance with the terms of the Operative Documents.

               (b) The Company does not own, and will not, and will not permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of the sale of the Securities for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (12 CFR
        Part 221) of the Board of Governors of the Federal Reserve System (herein called a "margin security") or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute the transactions contemplated by the Operative Documents a "purpose credit" within the meaning of said Regulation U or cause this Agreement or any of the other Operative Documents to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, or the Exchange Act or any other applicable law, statute, regulation, rule, order or restriction.

7. Covenants of the Company. The Company will duly perform and observe, for the benefit of the holders of the New Securities (as well as for the benefit of the holders of any of the other Securities, if applicable) each and all of the applicable covenants and agreements set forth in the Existing Securities Purchase Agreements, the Security Documents and the other Operative Documents (as amended, modified and supplemented hereby), all of which covenants and agreements are hereby incorporated herein by reference, provided that for purposes of determining the Required Holders of any class of the Securities or for purposes of effecting any amendment or waiver of any of the Operative Documents, any Securities held by The Gillett Family Partnership or any of its successors or assigns shall be deemed not to be outstanding.

8. Certain Defined Terms. Unless the context clearly requires otherwise, all references in the Operative Documents (a) to "Notes" shall include the New Notes, (b) to "Purchased Common Shares" shall include the New Purchased Common Shares, (c) to "Warrants" shall include the New Warrants, (d) to the "Securities Purchase Agreements" and the "other Operative Documents" (or any of them) shall refer to such agreements, documents and instruments (or to those specified) as amended, modified and supplemented hereby, (e) to "Secured Obligations" in the Pledge Agreement or otherwise shall include all obligations and liabilities arising under or related to the New Notes and (f) to "Secured Partes" in the Pledge Agreement or otherwise shall include the holders of the New Notes. In addition, this Agreement, the New Securities and the other agreements, documents and instruments executed in connection herewith shall all constitute "Operative Documents".

9. Waiver and Consent of Institutional Investors. Each of John Hancock and CIBC Fund (a) hereby waives any Event of Default arising under the Existing Securities Purchase Agreements solely on account of the failure of the Company to obtain (and collaterally assign) the Gillett Key Man Insurance Policy, provided that such waiver shall continue only until October 15, 1998, by which date the Company hereby agrees to obtain (and collaterally assign) the same, and
(b) hereby consents, for purposes of section 3(a) of the Stockholders Agreement, to the issuance of the New Purchased Common Shares and the New Warrants (and the issuance of any Underlying Securities upon the exercise thereof) and waive, for purposes of section 4 of the Stockholders Agreement, any preemptive right it might have under such section 4 with respect thereto and agrees that there shall be no anti-dilution adjustment under any of the Warrants on account thereof.

10. Ratification of Operative Documents. Each of the parties hereto hereby ratifies and confirms each of the Operative Documents to which it is a party and agrees that, after giving effect to the amendments, modifications and supplements effected hereby, each of the same is in full force and effect, that its obligations thereunder are its legal, valid and binding obligations enforceable against it in accordance with its terms and that it has no defense, whether legal or equitable, setoff or counterclaim, to the payment and performance of such obligations. Without limiting the generality of the foregoing, the Company hereby ratifies and confirms (and hereby re-grants) all of the security interests and Liens granted by it pursuant to the Security
Documents to secure the Secured Obligations (as defined in the Security Documents after giving effect to the amendments effected hereby).

11. Further Assurances. From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any Investor may reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Operative Documents.

12. Expenses: Indemnity. Whether or not the transactions contemplated by this Agreement shall be consummated, and without limiting the generality of the provisions of section 21 of the Existing Securities Purchase Agreements, the Company will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold each of the Investors harmless (on an after tax basis) in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, expenses and disbursements of counsel) incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents and/or the consummation of the transactions contemplated hereby and thereby.

13. Communications; Amendments. All communications provided for herein shall be given and shall be effective in accordance with section 23 of the Existing Securities Purchase Agreements. All amendments of this Agreement and all waivers of compliance herewith shall be in writing and shall be effected in accordance with section 19 of the Existing Securities Purchase Agreements.

14. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby or by any of the other Operative Documents shall be deemed to have been relied upon by each of the Investors and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the New Securities and payment therefor and any disposition of the New Securities, whether or not any investigation at any time is made by any of the Investors or on their behalf. All statements contained in any report, memorandum, data or certificate delivered to any of the Investors by or on behalf of the Company in connection with the transactions contemplated hereby or by any of the other Operative Documents shall constitute representations and warranties by the Company under this Agreement and shall be subject to the terms of this section 14.

15. Successors and Assigns; Rights of Other Holders. This Agreement shall bind and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, including, without limitation, each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof. The Company may not assign any of its rights or obligations hereunder or under any of the other Operative Documents without the written consent of the Required Holders of each class of Securities then outstanding.

16. Purchase for Investment. Each Purchaser hereby makes severally as to itself (and not jointly with the other Purchasers) the representations and warranties set forth in section 26 of the

Existing Securities Purchase Agreements with reference to the New Securities to be purchased by it with the same force and effect as if such section was set forth herein in full.

17. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of The
Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

18. Miscellaneous. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding among the Investors and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

                   [The remainder of this page is intentionally left blank.]

        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

                                            Very truly yours,

                                            BOOTH CREEK SKI GROUP, INC.

                                           By:/s/ GEORGE N. GILLETT, JR.
                                                  -----------------------------
                                                  George N. Gillett, Jr. (Title)
                                                  President


The foregoing Agreement is hereby agreed to as of the date thereof.

JOHN HANCOCK MUTUAL LIFE
  INSURANCE COMPANY

By:     /s/ DANIEL C. BUDDE
        ----------------------------
        Daniel C. Budde     (Title)
        Senior Investment Officer

CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

By:     /s/ JAY LEVINE
        ---------------------
        Jay Levine   (Title)
        Managing Director

BOOTH CREEK PARTNERS LIMITED II. L.L.L.P.

By:     /s/ GEORGE N. GILLETT, JR.
        ------------------------------------------
        George N. Gillett, Jr., a General Partner

HANCOCK MEZZANINE PARTNERS L.P.

  By:   Hancock Mezzanine Investment LLC,
        its general partner
        By:    John Hancock Mutual Life Insurance Company,
               its investment manager


        --------------------------------------------------
        Name: Stephen J. Blewitt
        Title: Senior Investment Officer